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                                                           Exhibit (21)

Subsidiaries of Eastman Kodak Company
                                                        Organized
Companies Consolidated                                Under Laws of

Eastman Kodak Company                                  New Jersey
  Eastman Kodak International
    Sales Corporation                                  Barbados
  Cinesite, Inc.                                       Delaware
  FPC Inc.                                             California
  Qualex Inc.                                          Delaware
    Qualex Canada Photofinishing Inc.                  Canada
  Eastman Gelatine Corporation                         Massachusetts
  Research Systems, Inc.                               Colorado
  ENCAD, Inc.                                          Delaware
  Pakon, Inc.                                          Indiana
  Ofoto, Inc.                                          Delaware
  CustomerFirst Service & Support, Inc.                Delaware
  Lumisys Incorporated                                 Delaware
  Eastman Canada Inc.                                  Canada
    Kodak Canada Inc.                                  Canada
  Kodak Argentina S.A.I.C.                             Argentina
  Kodak Chilena S.A.F.                                 Chile
  Kodak Panama, Ltd.                                   New York
  Kodak Americas, Ltd.                                 New York
  Kodak Venezuela, S.A.                                Venezuela
  Kodak (Near East), Inc.                              New York
  Kodak (Singapore) Pte. Limited                       Singapore
  Kodak Philippines, Ltd.                              New York
  Kodak Limited                                        England
    Cinesite (Europe) Limited                          England
    Kodak India Limited                                India
    Kodak International Finance Ltd.                   England
  Kodak Polska Sp.zo.o                                 Poland
  Kodak AO                                             Russia
  Kodak Ireland Limited                                Ireland
  Kodak-Pathe SA                                       France
  Kodak A.G.                                           Germany
  E. K. Holdings, B.V.                                 Netherlands
    Kodak Brasileira C.I.L.                            Brazil
    Kodak Nederland B.V.                               Netherlands
  Kodak Korea Limited                                  South Korea
  Kodak Far East Purchasing, Inc.                      New York
  Kodak New Zealand Limited                            New Zealand
  Kodak (Australasia) Pty. Ltd.                        Australia
  Kodak (South Africa) (Proprietary) Ltd.              South Africa
  Kodak (Kenya) Limited                                Kenya
  Kodak (Egypt) S.A.E.                                 Egypt
  Kodak (Malaysia) S.B.                                Malaysia
  Kodak Taiwan Limited                                 Taiwan

                                                           Exhibit (21)
                                                            (Continued)

                                                        Organized
Companies Consolidated                                Under Laws of

Eastman Kodak Company
  Eastman Kodak International Capital
    Company, Inc.                                      Delaware
    Kodak de Mexico S.A. de C.V.                       Mexico
    Kodak Export de Mexico, S. de R.L. de C.V.         Mexico
    Kodak Mexicana S.A. de C.V.                        Mexico
    N.V. Kodak S.A.                                    Belgium
    Kodak a.s.                                         Denmark
    Kodak Norge A/S                                    Norway
    Kodak SA                                           Switzerland
    Kodak (Hong Kong) Limited                          Hong Kong
    Kodak (Thailand) Limited                           Thailand
  Kodak G.m.b.H.                                       Austria
  Kodak Kft.                                           Hungary
  Kodak Oy                                             Finland
  Kodak S.p.A.                                         Italy
  Kodak Portuguesa Limited                             New York
  Kodak S.A.                                           Spain
  Kodak AB                                             Sweden
  Eastman Kodak S.A.                                   Switzerland
  Kodak Japan Ltd.                                     Japan
    K.K. Kodak Information Systems                     Japan
  Kodak Japan Industries Ltd.                          Japan
  Kodak (China) Limited                                Hong Kong
  Kodak Electronic Products (Shanghai) Co., Ltd.       China
  Kodak (China) Co. Ltd.                               China
  Kodak (WUXI) Co. Ltd.                                China
  Kodak Xiamen Ltd.                                    China
  Kodak (China) Investment Company Limited             China
  Kodak Shanghai International Trading                 China
  Kodak Shanghai Da Hai Camera Co., Ltd.               China

Note: Subsidiary Company names are indented under the name of the parent company.